SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date Of Report (Date Of Earliest Event Reported):  August 16, 2011

Superior Oil and Gas Co.
 (Exact Name Of Registrant As Specified In Charter)

Nevada	000-50173	87-0537621
(State Or Other Jurisdiction Of Incorporation Or Organization)	(Commission File No.)	(IRS Employee Identification No.)

844 South Walbaum Road
Calumet, OK 73014
(Current Address of Principal Executive Offices)

Phone number: (405) 884-2080
(Issuer Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act(17 CFR 240.13e-4 (c))

Section 8 – Other Events

Item 8.01.  Other Events

Due to a shortage of capital, Superior Oil and Gas became delinquent in filing its current reports with the Commission as a result of lacking the funds to pay its auditor.  However, the Company has now obtained the necessary funds and will proceed expeditiously to prepare and file with the Commission all delinquent filings and become current again.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 17, 2011

Superior Oil and Gas Co.

By:	/s/ Dan Lloyd, Jr.
Dan Lloyd, Jr., President